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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)    May 16, 2002

DOLE FOOD COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4455	99-0035300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive
Westlake Village, California 91362
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code:    (818) 879-6600

ITEM 4. Changes in Registrant's Certifying Accountant

        The Audit Committee of the Board of Directors of Dole Food Company, Inc. ("Dole") annually considers and recommends to the Board of Directors the selection of Dole's independent public accountants. As recommended by Dole's Audit Committee, Dole's Board of Directors on May 16, 2002 decided to no longer engage Arthur Andersen LLP ("Andersen") as Dole's independent public accountants and engaged Deloitte & Touche LLP to serve as Dole's independent public accountants for 2002.

        Andersen's reports on Dole's consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's report on Dole's consolidated financial statements for 2001 was issued on an unqualified basis in conjunction with the publication of Dole's Annual Report to Stockholders and the filing of Dole's Annual Report on Form 10-K.

        During Dole's two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on Dole's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        Dole requested that Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Andersen agrees with the foregoing disclosures. A copy of such letter, dated May 17, 2002, is filed as Exhibit 16 to this Form 8-K in which Andersen states its agreement with the foregoing disclosures.

        During Dole's two most recent fiscal years and through the date of this Form 8-K, Dole did not consult with Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Dole's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(ii) of Regulation S-K.

ITEM 7. Financial Statements and Exhibits

(c)
Exhibits. The following exhibits are filed with this document.

16
Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 17, 2002.

99.1
Press Release dated May 16, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 17, 2002	DOLE FOOD COMPANY, INC. REGISTRANT

	By:	/s/ KENNETH J. KAY Kenneth J. Kay Vice President and Chief Financial Officer

	By:	/s/ GIL BOROK Gil Borok Vice President, Controller and Chief Accounting Officer

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ITEM 4 . Changes in Registrant's Certifying Accountant
ITEM 7. Financial Statements and Exhibits
SIGNATURES